Exhibit 99.1
Press Release

Release Date:  February 10, 2009

PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA ANNOUNCES
RESULTS OF ANNUAL SHAREHOLDER MEETING

Philadelphia, PA (February 10, 2009) - Prudential Bancorp, Inc. of Pennsylvania (NASDAQ Global Market: PBIP) (the "Company"), the "mid-tier" holding company for Prudential Savings Bank, today announced results of the voting on the two proposals presented to shareholders at its annual meeting of shareholders held on February 9, 2009. The results show that Prudential Bancorp's shareholders re-elected Thomas A. Vento to the Board of Directors for a three-year term.  Shareholders also ratified the appointment of Deloitte & Touche LLP as Prudential Bancorp's independent registered public accounting firm for the fiscal year ended September 30, 2009.

Prudential Bancorp, Inc. of Pennsylvania is the "mid-tier" holding company for Prudential Savings Bank. Prudential Savings Bank is a Pennsylvania-chartered, FDIC-insured savings bank that was originally organized in 1886. Prudential Savings Bank conducts business from its headquarters and main office in Philadelphia, Pennsylvania as well as six additional full-service branch offices, five of which are in Philadelphia and one of which is in Drexel Hill in Delaware County, Pennsylvania.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. Factors which could result in material variations include, but are not limited to, changes in interest rates which could affect net interest margins and net interest income, competitive factors which could affect net interest income and noninterest income, changes in demand for loans, deposits and other financial services in the Company's market area; changes in asset quality, general economic conditions as well as other factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Thomas A. Vento, President and Chief Executive Officer, Prudential Bancorp, Inc. of Pennsylvania, 215-755-1500.

Joseph R. Corrato, Executive Vice President and Chief Financial Officer, Prudential Bancorp, Inc. of Pennsylvania, 215-755-1500.